UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): September 24, 2024
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On September 24, 2024 (September 25, 2024 in Australia), Coronado Global Resources Inc. (the “Company”) priced an oversubscribed offering by its wholly-owned subsidiary, Coronado Finance Pty Ltd (the “Issuer”), of $400 million aggregate principal amount of 9.250% Senior Secured Notes due 2029 (the “Notes”). The Notes will be issued at par.

The Notes will be guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries (each, a “Note Guarantor”) that guarantee or is a borrower under the Company’s ABL Facility (as defined below) or certain other debt and secured by (i) a first-priority lien on substantially all of the assets of the Issuer and each Note Guarantor (other than accounts receivable and certain other rights to payment, inventory, certain investment property, certain general intangibles and commercial tort claims, deposit accounts, securities accounts and other related assets, chattel paper, letter of credit rights, certain insurance proceeds, intercompany indebtedness and certain other assets related to the foregoing and proceeds and products of each of the foregoing (collectively, the “ABL Priority Collateral”)) and (ii) a second-priority lien on the ABL Priority Collateral, which is junior to a first-priority lien for the benefit of the lenders and other creditors under the Company’s asset-based revolving credit facility, dated as of May 8, 2023 (the “ABL Facility”), in each case, subject to certain exceptions and permitted liens.

The Company intends to use the proceeds from the offering of the Notes (i) to redeem all of the Issuer’s outstanding 10.750% Senior Secured Notes due 2026 (the “Existing Notes”), (ii) to pay related fees and expenses in connection with the offering of the Notes and the redemption of the Existing Notes and (iii) for general corporate purposes. The Company expects the offering of the Notes to close on October 2, 2024, subject to customary closing conditions.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities mentioned in this Current Report on Form 8-K in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act or the Exchange Act, unless such subsequent filing specifically references this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Announcement Regarding Coronado Prices $400 million Senior Secured Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Gerhard Ziems
Name:	Gerhard Ziems
Title:	Group Chief Financial Officer

Date:	September 25, 2024